                        CONSENT OF DELOITTE & TOUCHE LLP

                                  EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors of
Emerging Vision, Inc.
East Meadow, New York


We consent to the incorporation by reference in this Registration Statement of Emerging Vision, Inc. (formally known as Sterling Vision, Inc.) on Form S-3 of our report dated April 15, 1998, appearing in the Annual Report on Form 10-K of Sterling Vision, Inc. for the year ended December 31, 1997.

We also consent to the reference to us under the heading "Experts" in the Prospectus included as part of such Registration Statement.




/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
New York, New York
May 16, 2000